SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):

                      November 27, 1995 (November 20, 1995)


                                INTERCO INCORPORATED
               --------------------------------------------------
               (Exact name of Registrant as specified in Charter)


         Delaware               I-91                43-0337683
      ---------------        ------------      ----------------------
        (State of            (Commission           (IRS Employer
      Incorporation)         File Number)      Identification Number)


                101 South Hanley Road, St. Louis, Missouri 63105
                -------------------------------------------------
                    (Address of principal executive offices)


                                (314) 863-1100
                         -------------------------------
                         (Registrant's telephone number)
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     Item 5.   Other Events

          On November 20, 1995, the Company announced it will purchase from Armstrong World Industries, Inc. all of the issued and outstanding common stock of Thomasville Furniture Industries, Inc., a Pennsylvania corporation ("Thomasville"), in exchange for approximately $331 million in cash at closing. The Company will also assume $8 million in long-term debt. The transaction is subject to customary conditions, and is expected to close by December 31, 1995.

          Thomasville Furniture Industries, based in Thomasville, North Carolina, manufactures and markets residential wood and upholstered furniture under the Thomasville name as well as a line of promotional and ready-to-assemble furniture under the Armstrong name.



     Item 7.   Exhibits

     99.  Press Release, dated November 20, 1995.

                                    SIGNATURE
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   INTERCO INCORPORATED


                                   BY:  Steven W. Alstadt
                                      ----------------------
                                        Steven W. Alstadt
                                        Controller and Chief
                                          Accounting Officer



     November 27, 1995
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